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                                  EXHIBIT 10.6

                            EMPLOYMENT AGREEMENT WITH

                                 RICHARD MATHEWS


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                              EMPLOYMENT AGREEMENT

This agreement is effective on the 5th day of May, 1999, by and between JUMPMUSIC.COM, INC. a Nevada Corporation, hereinafter referred to as "Employer", and RICHARD MATHEWS, hereinafter referred to as "Employee", who, in consideration of the mutual promises made herein, agree as follows:

                              EMPLOYMENT AND TITLE

1. Employer hereby employs Employee and Employee accepts employment as Chairman of the Board, President and CEO, of JUMPMUSIC.COM, INC., located at 201 San Antonio Circle, Suite 105, Mountain View, California as more specifically set forth below.

                                      TERM

2. The term of employment hereunder shall be three (3) years commencing upon May 5, 1999, and subject to earlier termination as provided in this Agreement, terminating on the May 4, 2002. The term shall be extended on a year by year basis starting May 5, 2002 unless Employer gives Employee three (3) months notice in writing before the start of the next extension period that Employer is not extending the term.

                                  COMPENSATION

3.1 For the period from May 5, 1999 through December 31, 1999, Employer shall pay Employee a gross monthly salary of Thirteen Thousand Seven Hundred and Fifty Dollars ($13,750.00), payable twice each month on the 15th and last day thereof in the gross amount of Six Thousand Eight Hundred and Seventy-Five Dollars ($6,875.00).

3.2 For each following year starting January 1, 2000, Employer shall increase Employee's salary by a minimum of six percent (6%).

3.3 Employer shall pay Employee a bonus of four tenths of one percent (0.4%) of all gross sales over the first Two Million Dollars ($2,000,000.00) that Employer makes during each fiscal year. This payment shall be made as soon as possible after Employer's yearly financials are prepared and shall be made no later than ninety (90) days after the end of the Employer's fiscal year. The maximum yearly bonus paid under this Paragraph shall be Two Hundred Thousand Dollars ($200,000.00).

3.4 Employer shall have the right to deduct or withhold from any amounts paid Employee under this agreement, any and all sums required by law for federal income, social security, or other taxes or withholdings and all state and local taxes or withholdings now applicable or that may be enacted and become applicable in the future.

                        ADDITIONAL BONUS/SALARY INCREASE

4. Employer may increase Employee's Salary or pay Employee an additional bonus at any time. However, the amount of salary increase or additional bonus, in any, shall not be guaranteed but shall be determined in the sole subjective and absolute discretion of the Employer. Employer makes no representations or warranty as to any future additional salary increases or bonus payments except as set forth in this Agreement.

                     HEALTH CARE BENEFITS/BUSINESS EXPENSES

5.1 Employer shall use its best efforts to obtain, and include Employee with coverage under, a medical benefit insurance plan. Employer's obligation to include Employee in its medical benefit insurance plan is subject to the prior approval of health insurance coverage for Employee by Employer's medical benefit insurance plan insurer. Employee may decline or waive coverage under Employer's medical benefit insurance plan. If, while employed by Employer, Employee is not covered under Employer's medical insurance plan for any reason, Employer shall reimburse Employee One Thousand Dollars ($1,000.00) per month for costs incurred by Employee to purchase his own health insurance.


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5.2    Employer shall promptly reimburse Employee for all reasonable business expenses incurred by Employee in connection with the business of Employer including, without limitation, continuing education expenses, travel expenses and entertainment and promotion expenses. Each such expenditure shall be reimbursed only if it is of the nature qualifying it as a proper deduction on the federal and state income tax returns of Employer. Each such expenditure shall be reimbursed only if Employee furnishes Employer with adequate records and other documentary evidence required by federal and state statues and regulations issued by the appropriate taxing authority for the substantiation of each expenditure as an income tax deduction.

                              VACATIONS/SABBATICAL

6.1 Each year during the term hereof (January 1 through December 31) (hereinafter referred to as a "Term Year"), Employee shall be entitled to a vacation equal to the number of days provided by Employer's standard vacation policy or twenty (20) days, whichever is greater, without loss of compensation; provided, however, Employee may be absent from his employment for vacation only at such times as is reasonable, taking into the then current need for Employee's presence or availability. In the event that Employee is unable for any reason to take the total amount of vacation time authorized herein during any Term Year, he may accrue such unused vacation time and add it to vacation time for any following Term Year; providing however, such accrued vacation time shall never exceed forty (40) days. Any accrued vacation time in excess of such forty (40) days shall be deemed to be waived by Employee.

6.2 In the third (3rd) Term Year of this agreement, starting January 1, 2002, Employee shall be entitled to a six (6) week sabbatical at full pay and benefits. Employee must take his sabbatical by December 31, 2002 or lose it.

                           SUMS DUE DECEASED EMPLOYEE

7. If Employee dies prior to the expiration of the term of his employment, Employer agrees to fully vest Employee's unvested stock options; additionally, Employer agrees to promptly pay six (6) months salary at Employee's then current rate and any other sums to be due Employee from Employer under this Agreement as of the date of death or thereafter to Employee's executors, administrators, heirs, personal representatives, successors, and assigns.

                                     DUTIES

8.1 Employee shall report to Employer's Board of Directors regarding performance of his duties hereunder. Employee shall do and perform all services, acts, or other things necessary or advisable to manage the function of Employer's business, subject at all times to policies set by Employer's Board of Directors, and to the consent of the Boards when required by the terms of this Agreement.

8.2 Employee shall, at all times, during the term hereof, comply with any and all constraints or other limitations upon Employees discretion or authority to enter into any agreement in the name of Employer or otherwise to obligate Employer in any respect.

8.3 Notwithstanding anything to the contrary contained herein, Employee, shall not, without the prior specific approval of Employer's Board of Directors, terminate the services of any other officer of Employer who is employed full time or hire any full time replacement of any officer whose services have been terminated.

                        ADDITIONAL DUTIES ASSIGNED LATER

9. In addition to the foregoing duties, Employee shall perform any other duties that may be assigned to him, subject to the instructions, directions, and control of Employer's Board of Directors; provided, however, that Employee shall be assigned only to duties consistent with his professional skills and abilities.

                              DUTIES WHEN DISABLED

10. If Employee at any time during the term of this Agreement should be found by a physician chosen by Employer and agreed to by Employee to be unable to perform the duties required by this Agreement for a period of ninety (90)


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days because of personal injury, physical or mental illness, or any other cause,
Employer may, in its sole and absolute discretion, either terminate this Agreement or assign Employee to other duties, and the compensation to be paid thereafter shall be adjusted to be commensurate with such duties. In the event Employee does not accept the adjusted compensation offered by Employer commensurate with such duties, Employee may terminate this Agreement. If
Employer or Employee terminates this Agreement under this Paragraph, all of Employee's compensation as set forth herein shall terminate per section 19.

                                  BEST EFFORTS

11. Employee agrees that to the best of his ability and experience he will at all times loyally and conscientiously perform all of the duties and obligations either expressly or implicitly required of him by the terms of this Agreement and exert his best efforts and exercise the highest degree of professional competence in discharging his duties of employment.

                          ADHERENCE TO EMPLOYER'S RULES

12. At all times during the performance of this Agreement, Employee shall strictly adhere to and fulfill all of Employer's rules and regulations governing the conduct of its employees now in effect or as subsequently modified.

                             COMPETITIVE ACTIVITIES

13. During the term of Employee's employment with Employer, Employee shall not, directly or indirectly, own, manage, operate, join, perform any services of a business, commercial, or professional natures for, control, be employed by, or participate in the ownership, management operation, or control of, or be connected in any manner with, any business that is directly competitive to the business of Employer. However, the expenditure of reasonable amounts of time for educational, charitable, religious, or professional activities shall not be deemed a breach of this Agreement if those activities do not materially interfere with the services required under this Agreement. This Agreement shall not be interpreted to prohibit Employee from making passive personal investments in organizations or entities whose equity interests are publicly traded. The provisions of this Paragraph will not apply to those business relationships of Employee specifically set forth in Exhibit 13, attached hereto and incorporated by reference herein; provided, however, Employee represents, warrants, and covenants to Employer that Employee's fulfillment of Employee's obligations under those relationships set forth in Exhibit 13 will not interfere, in any manner, with Employee's performance and fulfillment of Employee's obligations and duties hereunder.

                                  TRADE SECRETS

14.1 The parties acknowledge and agree that during the term of this Agreement and in the course of this discharge of his duties hereunder, Employee shall have access to and become acquainted with information concerning the assets, processes and operations of Employer, including without limitation, intellectual property, discoveries, ideas, concepts, customer lists, formulas, designs, trademarks, copyrights, patents, logos, improvements, specifications, scientific information, computer programs, source codes, inventions, techniques, trade secrets, and other technical information that is owned by Employer, is regularly used in the operation of Employer's business, has commercial value to Employer, and is treated as confidential by Employer, and that all of this information constitutes Employer's "Trade Secrets." Except as required in the course of his employment with Employer, Employee will not, without prior written consent of Employer's Board of Directors, either during his employment by Employer or at any time after termination of that employment, directly or indirectly, disclose to any third person/party any Trade Secret of Employer.

14.2 All files, drawings, records, documents, equipment, Trade Secrets and similar items relating to the business of Employer, whether they are prepared by Employer of come into Employee possession in any other way and whether or not they contain or constitute Trade Secrets owned by Employer, are and shall remain the exclusive property of Employer.

14.3 During the term of this Agreement and at all times after the termination hereof, Employee shall keep in the strictest confidence and trust all Trade Secrets and shall not use, utilize, circulate, copy, publish, disseminate,


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appropriate, or disclose any such Trade Secrets, directly or indirectly, in any way except as is required in the course of his employment for Employer.

14.4 Upon expiration or termination of this Agreement, Employee shall deliver to Employer all copies of all files, records, documents, drawings, equipment, Trade Secrets and similar items belonging to Employer, obtained during the course of Employee's employment or pertaining to his employment, and Employee shall not retain any of the foregoing or any reproduction of any of the foregoing or any Trade Secret that is embodied in a tangible medium of expression.

14.5 Paragraphs 14.1 and 14.3 shall not apply to information that: (i) is in or enters the public domain through no fault of Employee or (ii) is released for publication by Employer in writing.

                           OWNERSHIP OF TRADE SECRETS

15.1 All files, drawings, records, documents, equipment, Trade Secrets, and other tangible or intangible rights that are conceived or developed by Employee, either alone or with others, during the term of Employee's employment, whether or not conceived during Employee's working hours, and that relate at the time of conception or reduction to practice of the file, drawing, record, document, equipment, Trade Secret, or other tangible or intangible to the business of the Employer or to Employer's actual or reasonably anticipated research and development, shall constitute "works made for hire" and shall be the sole property of Employer. Employee shall execute all documents, including patent applications and assignments, required by Employer to establish Employer's rights under this Paragraph.

15.2 Paragraph 15.1 shall not apply to assign to Employer any of Employee's rights in any file, drawing, record, document, equipment, process, intellectual property, discovery, idea, concept, formula, design, improvement, specification, scientific information, invention, technique, patent, copyright, trademark, or other intangible right that Employee developed entirely on his own time, except for that which relates, at the time it is conceived or reduced to practice, to Employer's business or to actual or reasonable anticipated research or development of Employer.

                             GROUNDS FOR TERMINATION

16.1 This Agreement shall terminate immediately on the occurrence of any one (1) of the following events:

       a.     The death of Employee.

       b. The willful breach of habitual neglect by Employee of his obligations under this Agreement, unless waived by Employer in writing.

       c. The incapacity for a period of ninety (90) days, whether due to illness, physical or mental disability, or any other cause, on the part of Employee which prevents Employee from performing his duties, unless waived by Employer in writing.

       d.     The involuntary dissolution of Employer.

       e. The merger of Employer, or the sale or other transfer of all or substantially all of Employer's assets. In this event, Employee shall be deemed to have earned a minimum of all monies due him through May 4, 2002 under Section 3 of this contract and have all his stock options fully vested.

16.2 Termination pursuant to Paragraph 16.1 shall be without prejudice to any right remedy to which either party may be entitled either at law, in equity, or under this Agreement.

16.3 Notwithstanding anything to the contrary contained herein, Employee may terminate this Agreement for any reason whatsoever upon thirty (30) days' prior written notice to Employer without any liability, obligation, or duty to, or recourse by, Employer. Such termination by Employee shall not constitute a breach of this Agreement.


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                  COMPENSATION PRORATED TO DATE OF TERMINATION

17. In the event that this Agreement is terminated prior to the completion of the term of employment specified herein, Employee shall be entitled to receive any compensation earned, but unpaid, prior to the date of termination as provided for in this Agreement, computed pro rata up to and including that date. Such compensation earned and unpaid at the time of termination shall be paid without abatement or reduction immediately upon termination of this Agreement. Any yearly bonus due shall be prorated as a percentage of the year the Employee was employed by Employer time the total bonus due and shall be paid to Employee within ninety (90) days after the end of the fiscal year directly following Employee's termination.

                                     NOTICES

18. Any notices to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery or by mail, registered and certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to Employer at 201 San Antonio Circle, Suite 105, Mountain View California 94040, and to Employee at 163 Bridgton Court, Los Altos, California 04022, but each party may change that address by written notice in accordance with this Section. Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated as of five (5) days after the mailing date.

                             ARBITRATION OF DISPUTES

19. Any dispute or claim in law or equity arising out of this Agreement or any resulting transaction shall be decided by neutral binding arbitration in accordance with the rules of the American Arbitration Association, and not by court action except as provided by California law for judicial review of arbitration proceedings. Judgement upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties all have the right to discovery in accordance with Code of Civil Procedure 1283.05. The filing of a judicial action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies, shall not constitute a waiver of the right to arbitrate under this provision.

"NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATORS AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL. UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

"WE HAVE READ AND UNDERSTOOD THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION."


                                  MODIFICATIONS

20. Any modification of this Agreement will be effective only if it is in writing and signed by both parties.

                            ATTORNEY'S FEES AND COSTS

21. If any action, at law or in equity, or any arbitration or other proceeding is necessary to enforce or interpret the terms of this Agreement, the prevailing party in such action, arbitration or other proceeding shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire contract.


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                                ENTIRE AGREEMENT

22. This Agreement (including any Exhibit attached hereto) supersedes any and all other agreements, either oral or in writing between parties hereto with respect to the employment of Employee by Employer and contains all of the covenants and agreements between the parties with respect to that employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

                                EFFECT OF WAIVER

23. The failure of either party to insist on strict compliance with any of the terms, conditions, or covenants of this Agreement by the other party shall not be deemed a waiver of that term, condition, or covenant, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

                               PARTIAL INVALIDITY

24. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

                             LAW GOVERNING AGREEMENT

25. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                           COVENANT OF NONINTERFERENCE

26. Employee represents, warrants, and covenants to Employer that Employee's performance of all of the terms of this Agreement and as an employee of Employer does not and will not breach any agreement to keep in confidence any proprietary or confidential information acquired by Employee in confidence or in trust prior to Employee's employment with Employer. Employee also covenants to Employer that Employee has not brought and will not bring with Employee to Employer or use in the performance of Employee's responsibilities hereunder any materials or documents of a former employer that are not generally available to the public, unless Employee shall have obtained the prior written consent from the former employer for their possession and use.


Executed effective the 5th day of May, 1999.


EMPLOYER:

JUMPMUSIC.COM, a Nevada Corporation


By:  /s/ Jan Mathews
     ---------------------------------
Jan Mathews, Secretary and C.O.O.


EMPLOYEE:

     /s/ Richard Mathews
     ---------------------------------
Richard Mathews


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